                                                                    EXHIBIT 23.2

                                 BT Wolfensohn
                              130 Liberty Street

                           NEW YORK, NEW YORK 10006

                             PHONE: (212) 250-6000
                              FAX: (212) 250-6440


                                                            July 8, 1997


Bankers Trust New York Corporation
130 Liberty Street
New York, NY 10006

                Re: Joint Proxy Statement of Bankers Trust New York Corporation and Alex. Brown Incorporated and Registration Statement on Form S-4 of Bankers Trust New York Corporation

Gentlemen and Madame:

                We hereby consent to the use of our opinion letter dated April 6, 1997 to the Board of Directors of Bankers Trust New York Corporation as Appendix B to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        BT WOLFENSOHN

                                    By: /s/  Nami Park
                                        ---------------------------------